Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

FROZEN FOOD EXPRESS INDUSTRIES, INC.

at

 $2.10 NET PER SHARE

Pursuant to the Offer to Purchase dated July 22, 2013

by

DUFF BROTHERS CAPITAL CORPORATION

Owned by: the Thomas Milton Duff Amended and Restated Trust Agreement and

the James Ernest Duff Amended and Restated Trust Agreement

and controlled by Thomas Milton Duff and James Ernest Duff

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, EASTERN TIME, ON

FRIDAY, AUGUST 16, 2013 (THE “EXPIRATION TIME”), UNLESS THE OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, $1.50 par value (the “Shares”), of Frozen Food Express Industries, Inc., a Texas corporation (“FFE”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) time will not permit all required documents to reach Registrar and Transfer Company (the “Depositary”) prior to the Expiration Time.  This Notice of Guaranteed Delivery may be delivered by overnight courier, mailed, or faxed to the Depositary.  This Notice of Guaranteed Delivery may not be used to accept the Offer with respect to FFE Restricted Shares (as defined in the Offer to Purchase dated July 22, 2013 [the “Disclosure Document”]).

Delivery Instructions

For Depositary

By Mail or Fax:	By Hand Delivery/ Overnight Courier

Registrar and Transfer Company ATTN: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016 Fax: (908) 497-2311	Registrar and Transfer Company ATTN: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FAX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and certificates for Shares (or Book-Entry Confirmation) to the Depositary within three (3) NASDAQ trading days. Three (3) NASDAQ trading days from the Expiration Time is August 21, 2013.  Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Duff Brothers Capital Corporation, a Texas corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 22, 2013 (as it may be amended or supplemented from time to time, the “Disclosure Document”), and the related Letter of Transmittal for Shares (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Food Express Industries, Inc. specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

(Please type or print)
Certificate Numbers, if available:	Signature(s):
Number of Shares:
Name of Record Holder:
Address:	Dated:
If Shares will be delivered by book entry transfer, fill in the applicable account number below:
Telephone Number:	The Depository Trust Company
DTC Account Number:
Transaction Code Number:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three (3) NASDAQ trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Authorized Signature:
Name:
(please print)
Title:
Name of Firm:
Address:

Daytime telephone number:
Date:

NOTES:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.